                                 AMENDMENT NO. 1
                                       to
                                   SCHEDULE I

         This Schedule to the Distribution Agreement between Delaware Group Adviser Funds and Delaware Distributors, L.P. entered into as of April 19, 2001 (the "Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Portion designated
                                                                                        as Service Fee Rate
                                                             Total 12b-1 Plan Fee       (per annum of the
                                                             Rate (per annum of the     Series' average
                                                             Series' average daily      daily net assets
                                                             net assets represented     represented by
Series Name                               Class Names        by shares of the Class)    shares of the Class)      Effective Date
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
Delaware U.S. Growth Fund                 A Class                        .35%                                     April 19, 2001
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
                                          B Class                       1.00%                      .25%           April 19, 2001
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
                                          C Class                       1.00%                      .25%           April 19, 2001
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
                                          Institutional                                                           April 19, 2001
                                          Class
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
Delaware Diversified Income Fund          A Class                        .30%                                     June 28, 2002
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
                                          B Class                       1.00%                      .25%           June 28, 2002
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
                                          C Class                       1.00%                      .25%           June 28, 2002
----------------------------------------- ------------------ -------------------------- ------------------------- -----------------
                                          Institutional                                                           June 28, 2002
                                          Class
-----------------------------------------------------------------------------------------------------------------------------------


DELAWARE DISTRIBUTORS, L.P.                DELAWARE GROUP EQUITY FUNDS III
DELAWARE DISTRIBUTORS, INC.,
General Partner


By:  /s/ Richard J. Flannery               By:  /s/ David K. Downes
    ------------------------------------       --------------------
Name: Richard J. Flannery                      Name:  David K. Downes
Title: President/Chief Executive Officer       Title: President/Chief Executive
                                                      Officer/ Chief Financial
                                                      Officer